UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2021

UNIQUE LOGISTICS INTERNATIONAL, INC.

(Exact name of Registrant as specified in its charter)

Nevada	333-153035	01–0721929
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

154-09 146th Ave.

Jamaica, NY 11434

(Address of principal executive offices, including zip code)

(718) 978-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[   ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Financial Officer

On April 22, 2021 (the “Effective Date”), the Board of Directors (the “Board”) of Unique Logistics International, Inc., appointed Mr. Eli Kay as the Company’s Chief Financial Officer (the “Appointment”).

Eli Kay, age 54

Eli Kay combines over 25 years of experience in finance and accounting. Mr. Kay joined Unique Logistics International Inc. in February 2021 as an Assistant Chief Financial Officer. He is responsible for all aspects of financial management of the company, including required Securities and Exchange Commission reporting and compliance. Prior to joining Unique, from October 2019 to November 2020, Eli served as a CFO for Transit Wireless LLC, an exclusive provider of wireless infrastructure in the New York City Subway. Prior to that, from December 2016 to October 2019, he served as a CFO at JFKIAT, a joint venture between Delta Airlines and Royal Schiphol Group created with purpose of building and managing Terminal 4 at JF Kennedy International Airport. His previous experiences included oversight of complex private and municipal budgets serving as CFO and Treasurer for San Mateo County Transit District (commuter rail, highway, and bus system) from January 2016 to December 2016 as well as a private equity CFO for the Chicago Skyway and the Indiana Toll Road Concession Companies (privately operated toll road infrastructure) in Chicago, IL, from November 2013 to January 2016. Prior to that Mr. Kay held various senior management positions in finance and accounting with several large publicly traded companies from 2006 to 2013. Mr. Kay began his career in public accounting in 1997, spending almost 4 years with Moss Adams LLP and 6 years with PricewaterhouseCoopers LLP. Mr. Kay holds a Bachelor’s in Accounting from the University of Oregon and completed a Master’s in Business Administration in Finance, from the University of Oregon. He is a Certified Public Accountant

Mr. Kay does not have any family relationship with any director or executive officer, or a person nominated to be a director or executive officer of the Company. Mr. Kay has not engaged in any transactions with the Company that are required to be disclosed under Item 404(a) of Regulation S-K, nor have any such transactions been proposed. There are no arrangements or understandings between Mr. Kay and any other person(s) pursuant to which Mr. Kay was appointed as the Company's President and Chief Executive Officer.

The Company is finalizing an employment agreement with Mr. Kay setting forth, among other things, Mr. Kay's compensation in connection with the Appointment. The Company will file an amendment to this Current Report on Form 8-K once such employment agreement is finalized.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIQUE LOGISTICS INTERNATIONAL, INC.

Dated:	April 23, 2021	By:	/s/ Sunandan Ray
Sunandan Ray Chief Executive Officer